Exhibit 99

Granite City Reports 7.2% Increase in Revenue in Fourth Quarter 2011

Granite City Restaurant Comp Sales Increase 3.6% in Fourth Quarter

Fiscal Year 2011 Sales Increase 4.4%

MINNEAPOLIS March 13, 2012 — Granite City Food & Brewery Ltd. (NASDAQ: GCFB), a Modern American upscale casual restaurant chain, today reported results for the fourth quarter and fiscal year ended December 27, 2011.

Highlights were as follows:

•                  Total restaurant sales increased 7.2% to $23.2 million for the fourth quarter of 2011 from $21.6 million in the fourth quarter of 2010

•                  Total restaurant sales increased 4.4% to $93.2 million for fiscal year 2011 from $89.3 million in fiscal year 2010

•                  Granite City restaurant guest counts increased 4.9% quarter over quarter

•                  Restaurant-level Income Before Occupancy (“IBO”) of $5.0 million for the fourth quarter of 2011 increased $303,000 over the fourth quarter of 2010

•                  Restaurant-level IBO at $21.6 million in fiscal year 2011 increased $947,000 over fiscal year 2010

“We have had a very exciting year at Granite City and we are pleased with the progress we have made on a number of company and operational initiatives,” said Robert Doran, Chief Executive Officer of Granite City.  “In the short time since the CDP transaction in May 2011, we have remodeled 4 stores, begun the construction of our new Troy, Michigan location, signed the lease for a new Granite City restaurant in Franklin, Tennessee for a mid 2012 opening, purchased 5 Cadillac Ranch restaurants with a sixth one pending, and recapitalized our balance sheet through increased debt capacity with Fifth Third Bank.  Operationally, we introduced a new Granite City logo, initiated the launch of improved technology into our stores with new kitchen management systems and table management systems to ensure our goal of providing food hotter and fresher food to our customers, and rolled out a new dinner and lunch menu.  With all this activity we never lost focus of our customers and were able to increase our guest counts and our same store sales above industry averages.  We are excited about 2012 and look forward to seeing the results of all this hard work in your Company’s future.”

Fourth Quarter 2011 Financial Results

Total revenue for fourth quarter 2011 increased by 7.2% to $23.2 million compared to $21.6 million for the fourth quarter of 2010.  The two Cadillac Ranch restaurants acquired in the fourth quarter of 2011 accounted for approximately $696,000 of the $1.6 million increase in sales.  Total cost of sales before occupancy was $18.1 million in the fourth quarter of 2011 or 78.3% of sales compared to prior year fourth quarter cost of sales before occupancy of $16.9 million or 78.2% of sales.

General and administrative expenses were $2.4 million or 10.5% of revenue for the fourth quarter of 2011 compared to $1.8 million or 8.2% of revenue for the fourth quarter of 2010.  General and administrative costs included non-cash stock compensation of $94,000 in the fourth quarter of 2011 compared to $98,000 in the fourth quarter of 2010.  With the addition of several key members of management in connection with our May 2011 transaction, we expect general and administrative expenses to run at this higher rate in future months.  We believe that the benefit of restaurant, menu and food upgrades and future restaurant unit growth will help to offset these expenses in the long term.  We will monitor these expenses closely and will make adjustments as needed.

The net loss for the fourth quarter of 2011 was $3.0 million compared to a net loss of $1.6 million in the fourth quarter of 2010.  This net loss is inclusive of approximately $1.3 million of pre-opening costs and one-time costs related to the Cadillac Ranch acquisition and the CDP transaction.  Net loss per share available to common shareholders was $(0.68) and $(0.22) respectively.  Net loss per share available to common shareholders in the fourth quarter of 2011 included $(0.04) attributable to dividend declared.  There was a weighted average of 4.7 million and 7.4 million shares of common stock outstanding in the fourth quarters 2011 and 2010, respectively.

Fiscal Year 2011 Financial Results

Total revenue for fiscal year 2011 increased by 4.4% to $93.2 million compared to $89.3 million for fiscal year 2010.  Total cost of sales before occupancy was $71.6 million in 2011 or 76.9% of sales compared to prior year cost of sales before occupancy of $68.7 million or 76.9% of sales.

General and administrative expenses were $8.2 million or 8.8% of revenue for fiscal year 2011 compared to $6.6 million or 7.4% of revenue for fiscal year 2010.  General and administrative costs included non-cash stock compensation of $569,000 in 2011 compared to $374,000 in 2010.

The net loss for fiscal year 2011 was $4.6 million compared to a net loss of $4.5 million in fiscal year 2010.   This net loss is inclusive of approximately $1.3 million of pre-opening costs and one-time costs related to the Cadillac Ranch acquisition and the CDP transaction.  Net loss per share available to common shareholders was $(2.05) and $(0.61), respectively.  Net loss per share available to common shareholders in 2011 included $(0.09) attributable to dividends declared and $(1.14) attributable to the non-cash beneficial conversion feature.  There was a weighted average of 5.6 million and 7.4 million shares of common stock outstanding in 2011 and 2010, respectively.

At December 27, 2011, the company’s cash balance was $2.1 million.  As of March 13, 2012, the unused balance of its $12 million line of credit at Fifth Third Bank was approximately $5.2 million.

Outlook

In light of the completion of the five Cadillac Ranch acquisitions, and excluding the potential sixth Cadillac Ranch acquisition, guidance for fiscal year 2012 is as follows:

•                  Net sales are anticipated to be between $115 million and $125 million.

•                  Adjusted EBITDA is expected to be between $7 million and $8 million. As the reconciliation table below indicates, we derive EBITDA by adding back the following items to operating loss:  net interest expense, non cash compensation, disposal and exit activities and any related gain or (loss), depreciation and amortization, pre-opening costs and any provision for income taxes.  Due to the company having many capital leases, we further reduce EBITDA for the difference between the fixed rent recorded and the actual amount paid for rent expense to generate Adjusted EBITDA.

•                  The range of guidance above is due to variance that could occur in the timing of completion of the anticipated 2012 Granite City restaurant openings and additional restaurant enhancements.

•                  The Kendall, Florida Cadillac Ranch restaurant we acquired in December 2011 was opened in July, 2011.  All other Cadillac Ranch restaurants were open for all of 2011.  The guidance above assumes a full year of operations for all Cadillac Ranch restaurants, including Kendall.

Fourth Quarter and Fiscal Year 2011 Conference Call

The company will host a conference call to discuss its fourth quarter and fiscal year 2011 financial results on Wednesday, March 14, 2012 at 10:00 a.m. Central Time.  The call may be accessed by calling 1-888-244-2435 and referencing code 4504015. A replay of the call will be available for 30 days and may be accessed by calling 1-888-203-1112 and entering replay code 4504015.

About Granite City

Granite City Food & Brewery is a Modern American upscale casual restaurant chain.  The Granite City menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions. The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience. Granite City opened its first restaurant in St. Cloud, Minnesota in 1999 and currently operates 26 Granite City restaurants and five Cadillac Ranch restaurants in 13 states.  Additional information can be found at the Company’s website (www.gcfb.net).

Forward-Looking Statements and Non-GAAP Financial Measurements

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, and the risks and uncertainties described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2011.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO and company-wide EBITDA.  As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, labor and restaurant operating costs.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating loss with the add-back of depreciation and amortization, net loss on disposal of assets and exit or disposal costs (Rogers & Troy). We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO and company-wide EBITDA for the fourth quarters and fiscal years of 2011 and 2010 are provided herein.

Contacts:	Robert J. Doran	James G. Gilbertson

	Chief Executive Officer	Chief Financial Officer

	(952) 697-2393	(952) 215-0676

Granite City Food & Brewery Ltd.

Condensed Consolidated Statements of Operations

	Fourth Quarter Ended		Fiscal Year Ended
	December 27,	December 28,	December 27,	December 28,
	2011	2010	2011	2010

Restaurant revenue	$23,150,305	$21,600,407	$93,222,655	$89,330,387
Cost of sales:
Food, beverage and retail	6,360,043	6,024,518	25,408,053	24,719,133
Labor	7,923,801	7,501,673	31,993,363	30,704,676
Direct restaurant operating	3,849,455	3,360,661	14,259,739	13,292,360
Occupancy	1,882,782	1,955,782	7,133,428	8,355,535
Total cost of sales	20,016,081	18,842,634	78,794,583	77,071,704
Pre-opening	105,887	—	112,494	—
General and administrative	2,440,104	1,774,088	8,186,699	6,577,529
Acquisition costs	868,293	—	868,293	—
Depreciation and amortization	1,471,692	1,486,730	5,997,940	5,956,257
Exit or disposal activities	17,274	94,963	(139,625)	729,839
Loss (gain) on disposal of assets	183,866	28,550	149,246	(29,636)
Operating loss	(1,952,892)	(626,558)	(746,975)	(975,306)
Interest:
Income	1,756	4,209	5,953	14,360
Expense	(1,034,449)	(973,158)	(3,858,509)	(3,563,816)
Net interest expense	(1,032,693)	(968,949)	(3,852,556)	(3,549,456)

Net loss	$(2,985,585)	$(1,595,507)	$(4,599,531)	$(4,524,762)
Less dividends declared	(202,500)	—	(522,000)	—
Less beneficial conversion feature	—	—	(6,459,758)	—
Net loss available to common shareholders	$(3,188,085)	$(1,595,507)	$(11,581,289)	$(4,524,762)

Loss per common share, basic	$(0.68)	$(0.22)	$(2.05)	$(0.61)

Weighted average shares outstanding, basic	4,686,845	7,367,895	5,642,620	7,367,079

Selected Balance Sheet Information

	December 27, 2011	December 28, 2010

Cash	$2,128,299	$3,104,320
Current assets, including cash	$4,626,534	$4,817,027
Total assets	$60,932,417	$56,463,061
Current liabilities	$13,903,942	$14,014,137
Total liabilities	$61,769,369	$53,005,994
Shareholders’ (deficit) equity	$(836,952)	$3,457,067

Non-GAAP Reconciliations Q4 2011 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$22,454,713	100%	$695,592	100%	$23,150,305	100%

Cost of sales:
Food, beverage and retail	6,149,873	27.4%	210,170	30.2%	6,360,043	27.5%
Labor	7,725,858	34.4%	197,943	28.5%	7,923,801	34.2%
Direct restaurant operating expenses	3,754,110	16.7%	95,345	13.7%	3,849,455	16.6%

Restaurant-level IBO*	$4,824,872	21.5%	$192,134	27.6%	$5,017,006	21.7%

Occupancy					1,882,782	8.1%
Pre-opening					105,887
Acquisition costs					868,293
General and administrative					2,440,104	10.5%

Company-wide EBITDA*					(280,060)	-1.2%

Depreciation and amortization					1,471,692
Exit or disposal activities, other					201,140

Operating loss					(1,952,892)

Interest:
Income					1,756
Expense					(1,034,449)
Net interest expense					(1,032,693)

Net loss					$(2,985,585)

 *See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q4 2010 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$21,600,407	100%	$—	N/A	$21,600,407	100%

Cost of sales:
Food, beverage and retail	6,024,518	27.9%	—	N/A	6,024,518	27.9%
Labor	7,501,673	34.7%	—	N/A	7,501,673	34.7%
Direct restaurant operating expenses	3,360,661	15.6%	—	N/A	3,360,661	15.6%

Restaurant-level IBO*	$4,713,555	21.8%	$—	N/A	$4,713,555	21.8%

Occupancy					1,955,782	9.1%
General and administrative					1,774,088	8.2%

Company-wide EBITDA*					983,685	4.6%

Depreciation and amortization					1,486,730
Exit or disposal activities, other					123,513

Operating loss					(626,558)

Interest:
Income					4,209
Expense					(973,158)
Net interest expense					(968,949)

Net loss					$(1,595,507)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2011 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$92,527,063	100%	$695,592	N/A	$93,222,655	100%

Cost of sales:
Food, beverage and retail	25,197,883	27.2%	210,170	N/A	25,408,053	27.3%
Labor	31,795,420	34.4%	197,943	N/A	31,993,363	34.3%
Direct restaurant operating expenses	14,164,394	15.3%	95,345	N/A	14,259,739	15.3%

Restaurant-level IBO*	$21,369,366	23.1%	$192,134	N/A	$21,561,500	23.1%

Occupancy					7,133,428	7.7%
Pre-opening					112,494
Acquisition costs					868,293
General and administrative					8,186,699	8.8%

Company-wide EBITDA*					5,260,586	5.6%

Depreciation and amortization					5,997,940
Exit or disposal activities, other					9,621

Operating loss					(746,975)

Interest:
Income					5,953
Expense					(3,858,509)
Net interest expense					(3,852,556)

Net loss					$(4,599,531)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2010 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$85,799,998	100%	$3,530,389	100%	$89,330,387	100%

Cost of sales:
Food, beverage and retail	23,741,461	27.7%	977,672	27.7%	24,719,133	27.7%
Labor	29,576,887	34.5%	1,127,789	31.9%	30,704,676	34.4%
Direct restaurant operating expenses	12,810,454	14.9%	481,906	13.7%	13,292,360	14.9%

Restaurant-level IBO*	$19,671,196	22.9%	$943,022	26.7%	$20,614,218	23.1%

Occupancy					8,355,535	9.4%
General and administrative					6,577,529	7.4%

Company-wide EBITDA*					5,681,154	6.4%

Depreciation and amortization					5,956,257
Exit or disposal activities, other					700,203

Operating loss					(975,306)

Interest:
Income					14,360
Expense					(3,563,816)
Net interest expense					(3,549,456)

Net loss					$(4,524,762)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.